                                            Exhibit ll
                          SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                                             Two Quarters Ended
                                                                   ----------------------------------------
                                                                   July 31, 1997              July 31, 1996
PRIMARY

Net income                                                       $       2,424,000          $      2,190,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                                    (156,000)                 (110,000)
                                                                 ------------------         -----------------
Net income used in calculation of primary
    income per share                                             $       2,268,000          $      2,080,000
                                                                  ================           ===============

Weighted average number of common shares
    outstanding during the period                                        4,773,000                 4,736,000

Add - common  equivalent  shares  (determined using the
    "treasury stock" method)
     representing shares issuable upon
    exercise of stock options                                              315,000                   360,000
                                                                 -----------------          ----------------

Weighted average number of shares used in
    calculation of primary income per share                              5,088,000                 5,096,000
                                                                 =================          ================


Primary income per common share                                  $             .45          $            .41
                                                                  ================           ===============

                                                                             Two Quarters Ended
                                                                   ----------------------------------------
                                                                   July 31, 1997              July 31, 1996
FULLY DILUTED

Net income used in calculation of primary
    income per share                                             $       2,268,000          $      2,080,000
                                                                  ================           ===============

Weighted average number of common shares
    outstanding during the period                                        4,773,000                 4,736,000

Add - common  equivalent  shares  (determined using the
    "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                                              335,000                   365,000
                                                                           -------                   -------
Weighted average number of shares used in
    calculation of fully diluted income per share                        5,108,000                 5,101,000
                                                                 =================          ================


Fully diluted income per common share                            $             .44          $            .41
                                                                  ================           ===============
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